EXHIBIT  23.1
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Registration Statement on Form S-8 of Pomeroy IT Solutions, Inc. of our report dated March 31, 2005 with respect to the consolidated financial statements of Pomeroy IT Solutions, Inc. and subsidiaries which report appears in the Annual Report on Form 10-K, and our report dated May 3, 2005 with respect to management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting which report appears in the Amended Annual Report on Form 10-K/A of Pomeroy IT Solutions, Inc. for the year ended January 5, 2005 filed with the Securities and Exchange Commission.





                                   /s/Crowe Chizek and Company LLC
                                   -------------------------------
                                   Crowe Chizek and Company LLC

Louisville, Kentucky
October 13, 2005


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